PENN SERIES FUNDS, INC.

AMENDMENT TO

INVESTMENT ADVISORY AGREEMENT

This Amendment is made and entered into as of June 1, 2024 by and between Penn Mutual Asset Management, LLC (the “Adviser”) and Penn Series Funds, Inc. (the “Company”).

WITNESSETH:

WHEREAS, the Company and the Adviser are parties to the Investment Advisory Agreement, dated May 1, 2000, as amended and restated May 1, 2020, as further amended May 1, 2023 and June 1, 2023 (the “Agreement”), relating to all of the series of the Company (each such series, a “Fund”).

WHEREAS, the parties wish to amend the Agreement to modify the advisory fee rate paid by the Company to the Adviser pursuant to Section 3 of the Agreement with respect to certain Funds as set forth in this Amendment; and

WHEREAS, the parties agree that this Amendment, including the modified advisory fee rates set forth herein will be effective June 1, 2024.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.  Schedule B to the Agreement is hereby deleted in its entirety and replaced with Schedule B appended hereto.

2.  Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

This Amendment may be executed in two or more counterparts which together shall constitute one instrument. The execution and delivery of this Amendment may occur by facsimile or by email in portable document format (PDF) or by other means of electronic signature and electronic transmission, including DocuSign or other similar method, and originals or copies of signatures executed and delivered by such methods shall have the full force and effect of the original signatures.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective and duly authorized officers or representatives designated below as of the date first written above.

PENN SERIES FUNDS, INC., on behalf of each of the Funds		PENN MUTUAL ASSET MANAGEMENT, LLC
By:	/s/ Keith G. Huckerby	By:	/s/ Mark Heppenstall

	Keith G. Huckerby		Mark Heppenstall
	President		President & Chief Investment Officer

Schedule B

to the

INVESTMENT ADVISORY AGREEMENT

between

PENN SERIES FUNDS, INC.

and

PENN MUTUAL ASSET MANAGEMENT, LLC

Dated as of June 1, 2024

INVESTMENT ADVISORY FEES
(As a Percentage of the Average Daily
NAME OF FUND	Net Assets of the Fund)
Money Market Fund	0.33% of the first $ 200 million;
0.31% of the next $150 million;
0.29% of the next $150 million;
0.27% over $ 500 million.

Limited Maturity Bond Fund	0.46% of the first $ 200 million;
0.44% of the next $150 million;
0.42% of the next $150 million;
0.40% over $ 500 million.

Quality Bond Fund	0.46% of the first $ 200 million;
0.44% of the next $150 million;
0.42% of the next $150 million;
0.40% over $ 500 million.

Aggressive Allocation Fund	0.12% of the first $ 200 million;
0.11% of the next $150 million;
0.10% of the next $150 million;
0.09% over $ 500 million.

Moderately Aggressive Allocation Fund	0.12% of the first $ 200 million;
0.11% of the next $150 million;
0.10% of the next $150 million;
0.09% over $ 500 million.

Moderate Allocation Fund	0.12% of the first $ 200 million;
0.11% of the next $150 million;
0.10% of the next $150 million;
0.09% over $ 500 million.

Moderately Conservative Allocation Fund	0.12% of the first $200 million;
0.11% of the next $150 million;
0.10% of the next $150 million;
0.09% over $500 million.

Conservative Allocation Fund	0.12% of the first $200 million;
0.11% of the next $150 million;
0.10% of the next $150 million;
0.09% over $500 million.

Balanced Fund	0.00%

High Yield Bond Fund	0.46% of the first $200 million;
0.44% of the next $150 million;
0.42% of the next $150 million;
0.40% over $500 million.

Flexibly Managed Fund	0.72% of the first $500 million;
0.70% of the next $2 billion;
0.68% of the next $1.5 billion;
0.65% of the next $1 billion;
0.62% over $5 billion.

Large Growth Stock Fund	0.69% of the first $250 million;
0.65% of the next $250 million;
0.62% over $500 million.

Large Cap Growth Fund*	0.53%

Large Core Growth Fund	0.58%

Large Cap Value Fund*	0.67% of the first $150 million;
0.65% over $150 million.

Large Core Value Fund	0.64% of the first $150 million;
0.62% of the next $250 million;
0.60% over $400 million.

Index 500 Fund	0.14% of the first $150 million;
0.13% of the next $150 million;
0.12% over $300 million.

Mid Cap Growth Fund*	0.68%

Mid Cap Value Fund*	0.54% of the first $250 million;
0.525% of the next $250 million;
0.50% of the next $250 million;
0.475% of the next $250 million;
0.45% of the next $500 million;
0.425% over $1.5 billion.

Mid Core Value Fund*	0.68%

SMID Cap Growth Fund*	0.73%

SMID Cap Value Fund*	0.80%

Small Cap Growth Fund*	0.75% of the first $25 million;
0.70% of the next $25 million;
0.65% over $50 million.

Small Cap Value Fund*	0.71% of the first $50 million;
0.68% of the next $50 million;
0.66% over $100 million.

Small Cap Index Fund	0.30%

Developed International Index Fund	0.30%

International Equity Fund*	0.81% of the first $200 million;
0.61% over $200 million.

Emerging Markets Equity Fund*	0.83%

Real Estate Securities Fund	0.70%

*	New advisory fee rate effective June 1, 2024.